UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 21, 2010

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
(Exact name of registrant as specified in its charter)

BERMUDA	0-24796	98-0438382
(State or other jurisdiction of incorporation and organisation)	(Commission File Number)	(IRS Employer Identification No.)

Mintflower Place, 4th floor 8 Par-La-Ville Rd, Hamilton, Bermuda		HM 08
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (441) 296-1431

Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On October 21, 2010, CET 21 spol. s r.o. ("CET 21"), a wholly-owned subsidiary of Central European Media Enterprises Ltd. (the "Company"), issued and sold € 170.0 million (approximately US$ 237.5 million) of 9.0% Senior Secured Notes due 2017 (the "Notes") pursuant to an indenture (the "Indenture") among CET 21, Citibank N.A., London branch, as trustee, principal paying agent and transfer agent (the "Trustee"), Citigroup Global Markets Deutschland AG, as registrar, and the Company, its wholly-owned subsidiaries Central European Media Enterprises N.V. ("CME NV"), CME Media Enterprises B.V. ("CME BV"), CME Investments B.V. ("CME Investments"), CME Slovak Holdings B.V. ("CME SH") and MARKIZA-SLOVAKIA spol. s r.o. ("Markiza") as guarantors. CET 21 received net proceeds of approximately € 163.8 million (approximately US$ 228.8 million), after deducting expenses.  A portion of these proceeds have been used to repay the CZK 2.8 billion (approximately US$ 159.4 million) principal amount outstanding under CET 21's facility agreement described in Item 1.02 below.

On October 21, 2010, CET 21 entered into a CZK 1.5 billion (approximately US$ 85.4 million) secured revolving credit facility (the "Secured Revolving Credit Facility") with BNP Paribas, S.A., J.P. Morgan plc, Citigroup Global Markets Limited, ING Bank N.V. and Ceska Sporitelna a.s. ("CSAS"), as mandated lead arrangers and original lenders, BNP Paribas S.A., as agent (the "Agent"), BNP Paribas Trust Corporation UK Limited, as security agent (the "Security Agent"), and the Company, CME NV, CME BV, CME Investments, CME SH and Markiza as guarantors (collectively, the "Original Guarantors"). Interest under the facility is calculated at a rate per annum of 4.50% above the Prague Interbank Offered Rate for the relevant interest period. The Secured Revolving Credit Facility will decrease to CZK 750.0 million (approximately US$ 42.7 million) on the fourth anniversary of the signing date. Drawings under the facility by CET 21 are expected to be used for working capital requirements and for general corporate purposes. Prior to CET 21's utilizing the Secured Revolving Credit Facility, the Company is required to have applied, subsequent to September 30, 2010, not less than US$ 100.0 million to repurchase its senior indebtedness.

Item 1.02	Termination of a Material Definitive Agreement

On October 21, 2010, CET 21 repaid the CZK 2.8 billion (approximately US$ 159.4 million) principal amount outstanding under CET 21's up to CZK 3.0 billion facility agreement dated December 21, 2009 with Erste Group Bank AG, as arranger, CSAS, as facility agent and security agent, and each of CSAS, UniCredit Bank Czech Republis a.s. and BNP Paribas as original lenders (the "Erste Facility") and terminated the Erste Facility. The Company, CME BV, CME Investments, CME SH and Markiza, acted as guarantors for the Erste Facility. In connection with the repayment of the Erste Facility, the guarantees and security granted in respect of the Erste Facility, including substantially all of the assets of CET 21 (including its immovable assets, its movable assets, its banks accounts, certain insurance policies, certain advertising receivables and its enterprise as a whole), a pledge over the shares of certain wholly owned subsidiaries of CET 21 and security interests in certain shareholder loans, were released.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Pursuant to the issuance of the Notes as described in Item 1.01 above, interest on the Notes is payable semi-annually on May 1 and November 1 of each year, beginning on May 1, 2011. The Notes mature on November 1, 2017. The Company, CME NV, CME BV, CME Investments, CME SH and Markiza are providing guarantees of the Notes and the Secured Revolving Credit Facility.

The Notes are secured obligations of CET 21 and will have the benefit of the following security:  (i) all of the ownership interests of CET 21; (ii)  all of the shares of CME SH, a wholly owned subsidiary of CET 21; (iii) all of the ownership interests of Media Pro Pictures s.r.o.; (iv) substantially all of the assets of CET 21 (including its immovable assets, its movable assets, its banks accounts, certain insurance policies, certain advertising receivables and its enterprise as a whole); (v) a shareholder loan from CME Investments to Markiza; (vi) a shareholder loan from CME Investments to CET 21; and (vii) future material intercompany loans from the Company and its subsidiaries to CET 21 and its subsidiaries.  This security is also pledged in favor of the Secured Revolving Credit Facility.  CET 21 and the Original Guarantors have entered into an Intercreditor Agreement dated October 21, 2010 with the Security Agent, the Trustee, the Agent and the lenders under the Secured Revolving Credit Facility (the "CET Group Intercreditor Agreement") to establish the relative rights of certain creditors under the Notes and the Secured Revolving Credit Facility in respect of security granted for the Notes and the Secured Revolving Credit Facility, enforcement against the collateral and the proceeds of any enforcement.

As additional security for the Notes, the Company has pledged the shares of CME NV and CME NV has pledged its shares in CME BV.  This security is also pledged in favor of the Secured Revolving Credit Facility.  Previously, the Company has pledged the shares of CME NV, and CME NV has pledged its shares in CME BV, pursuant to (i) an indenture dated May 15, 2007 with BNY Corporate Trustee Services and the Bank of New York Mellon (collectively, the "2007 Trustee") (as previously reported on a Form 8-K filed on May 17, 2007), (iii) an indenture dated March 10, 2008 with The Bank of New York (the "2008 Trustee") (as previously reported on a Form 8-K filed on March 10, 2008), and (iii) an indenture dated September 17, 2009 with The Bank of New York, acting through its London branch (the "2009 Trustee") and the Law Debenture Trust Corporation p.l.c. (the "2009 Security Trustee") (as previously reported on a Form 8-K filed on September 22, 2009). The Company, CME NV, CME BV, the Trustee, the Security Agent and the Agent have entered into an Amended and Restated Intercreditor Agreement dated October 21, 2010 with the 2007 Trustee, the 2008 Trustee, the 2009 Trustee and the 2009 Security Trustee to regulate enforcement rights in respect of these share pledges and the sharing of the proceeds therefrom among the 2007 Trustee, the 2008 Trustee, the 209 Trustee, the 2009 Security Trustee, the Security Agent, the Trustee and the Agent.

Under the Indenture the Company is subject to certain covenants, including covenants that limit its ability to incur additional indebtedness, pay dividends or other distributions, make certain types of investments, create liens, enter into certain transactions with affiliates and restrict the ability of its subsidiaries to pay dividends. CET 21 is also subject to certain covenants, including a covenant that limits its ability to incur additional indebtedness. The Notes are also subject to a mandatory option to repurchase under certain circumstances, including certain types of changes in control and asset dispositions and subject to redemption after certain changes in tax laws relating to the Notes. CET 21 also has rights to redeem the Notes, which may be subject to a premium over the issue price.

The Security Revolving Credit Facility contains customary representations, warranties, covenants and events of default.  The covenants include limitations on CET 21's ability to incur additional indebtedness, create liens, make disposals and to carry out certain other types of transactions.

Item 3.03	Material Modification to Rights of Security Holders

In connection with the issuance of the Notes pursuant to the Indenture (as described in Items 1.01 and 2.03 above), the Company has agreed to certain restrictions on payments of dividends or other distributions to holders of any class of its common shares.

Item 8.01	Other Information

October 19, 2010, the Company repurchased US$ 46.0 million principal amount of its senior indebtedness, consisting of US$ 34.8 million principal amount of its 3.5% Senior Convertible Notes due 2013 at 88.25% of par, € 2.0 million (approximately US$ 2.8 million) principal amount of its Senior Floating Rate Notes due 2014 at 81.75% of par and € 6.0 million (approximately US$ 8.4 million) principal amount of its 11.625% Senior Notes due 2016 at 102.5% of par, plus accrued and unpaid interest on each such series of notes.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned thereunto duly authorized.

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

Date: October 22, 2010	/s/ David Sturgeon
David Sturgeon Deputy Chief Financial Officer